As filed with the Securities and Exchange Commission on September 8, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

SYNOPSYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	56-1546236
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 East Middlefield Road

Mountain View, California 94043

(Address of Principal Executive Offices, including Zip Code)

Virage Logic Corporation Amended and Restated 2002 Equity Incentive Plan, as amended

(Full title of the plan)

Brian E. Cabrera

Vice President, General Counsel and Corporate Secretary

Synopsys, Inc.

700 East Middlefield Road

Mountain View, California 94043

(650) 584-5000

(Name, address, including zip code, and telephone number,

including area code and address of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of Synopsys, Inc. Common Stock, $0.01 par value per share, to be issued pursuant to assumed stock appreciation rights (2)	315,073(2)	$9.86(3)	$3,106,620(3)	$222(3)
Shares of Synopsys, Inc. Common Stock, $0.01 par value per share, to be issued pursuant to assumed restricted stock units (4)	713,066(4)	$22.80(5)	$16,257,905(5)	$1,160(5)
TOTAL	1,028,139	N/A	N/A	$1,382

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock of Synopsys, Inc. (the “Registrant”) that become issuable in respect of the shares identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Represents shares subject to issuance upon exercise of outstanding stock appreciation rights under the Virage Logic Corporation 2002 Equity Incentive Plan, as amended (the “2002 Plan”) and assumed by the Registrant pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of June 9, 2010 by and among the Registrant, a wholly-owned subsidiary of the Registrant and Virage Logic Corporation.
(3)	Calculated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act on the basis of the weighted average base price of the outstanding stock appreciation rights.
(4)	Represents shares subject to issuance upon settlement of outstanding restricted stock units under the 2002 Plan and assumed by the Registrant pursuant to the Merger Agreement.
(5)	Calculated solely for the purpose of computing the amount of the registration fee pursuant to Rules 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Select Market on August 31, 2010.

EXPLANATORY NOTE

Synopsys, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 in connection with stock appreciation rights and restricted stock units granted under the Virage Logic Corporation 2002 Equity Incentive Plan, as amended, which the Registrant assumed upon the closing of its acquisition of Virage Logic Corporation pursuant to that certain Agreement and Plan of Merger dated as of June 9, 2010 by and among the Registrant, a wholly-owned subsidiary of the Registrant and Virage Logic Corporation.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with the Commission are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended January 31, 2010, April 30, 2010 and July 31, 2010;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on December 10, 2009, January 12, 2010, January 28, 2010, March 31, 2010, June 11, 2010 and July 21, 2010; and

(d)	The Registrant’s Registration Statement on Form 8-A filed with the Commission on January 24, 1992, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in which there is described the terms, rights and provisions applicable to the Registrant’s common stock.

In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

The Registrant’s Restated Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper personal benefit.

The Registrant’s Bylaws provides for the indemnification of officers and directors to the fullest extent permissible under Delaware Law, which provisions are deemed to be a contract between the Registrant and each director and officer who serves in such capacity while such provisions in the Bylaws are in effect.

In addition, the Registrant has entered into indemnification agreements with its directors and executive officers and intends to enter into indemnification agreements with any new directors and executive officers in the future. The Registrant has also obtained liability insurance for the benefit of its directors and officers.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit No.	Filing Date	Filed Herewith

3.1	Restated Certificate of Incorporation	10-Q	000-19807	3.1	09/15/03

3.2	Amended and Restated Bylaws	8-K	000-19807	3.2	06/03/09

4.1	Specimen Common Stock Certificate	S-1	33-45138	4.3	02/24/92 (effective date)

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (contained on signature page hereto)					X

99.1	Virage Logic Corporation Amended and Restated 2002 Equity Incentive Plan (“2002 Plan”)	S-8	333-167030	4.1	5/21/2010

99.2	Amendment to Section 13.5(a) of the 2002 Plan					X

99.3	Form of Notice of Grant of Stock Option under the 2002 Plan	10-Q	000-31089	10.32	02/13/2002

99.4	Form of Notice of Grant of Stock Settled Appreciation Right under the 2002 Plan	S-8	333-151236	4.5	05/29/08

99.5	Form of Restricted Stock Unit Agreement for US Employees under the 2002 Plan	S-8	333-151236	4.6	05/29/08

99.6	Form of Restricted Stock Unit Agreement for UK Employees under the 2002 Plan	S-8	333-151236	4.7	05/29/08

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on September 8, 2010.

SYNOPSYS, INC.

By:	/S/ BRIAN E. CABRERA
Brian E. Cabrera
Vice President, General Counsel and
Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian E. Cabrera and Brian M. Beattie, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ AART J. DE GEUS	Chief Executive Officer (Principal Executive Officer)	September 8, 2010
Aart J. de Geus	and Chairman of the Board of Directors

/S/ CHI-FOON CHAN	President, Chief Operating Officer and Director	September 8, 2010
Chi-Foon Chan

/S/ BRIAN M. BEATTIE	Chief Financial Officer (Principal Financial Officer)	September 8, 2010
Brian M. Beattie

/S/ ESFANDIAR NADDAF	Vice President and Corporate Controller (Principal Accounting Officer)	September 8, 2010
Esfandiar Naddaf

/S/ ALFRED CASTINO	Director	September 8, 2010
Alfred Castino

/S/ BRUCE R. CHIZEN	Director	September 8, 2010
Bruce R. Chizen

/S/ DEBORAH A. COLEMAN	Director	September 8, 2010
Deborah A. Coleman

/S/ JOHN G. SCHWARZ	Director	September 8, 2010
John G. Schwarz

/S/ ROY VALLEE	Director	September 8, 2010
Roy Vallee

/S/ STEVEN C. WALSKE	Director	September 8, 2010
Steven C. Walske

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit No.	Filing Date	Filed Herewith

3.1	Restated Certificate of Incorporation	10-Q	000-19807	3.1	09/15/03

3.2	Amended and Restated Bylaws	8-K	000-19807	3.2	06/03/09

4.1	Specimen Common Stock Certificate	S-1	33-45138	4.3	02/24/92 (effective date)

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (contained on signature page hereto)					X

99.1	Virage Logic Corporation Amended and Restated 2002 Equity Incentive Plan (“2002 Plan”)	S-8	333-167030	4.1	5/21/2010

99.2	Amendment to Section 13.5(a) of the 2002 Plan					X

99.3	Form of Notice of Grant of Stock Option under the 2002 Plan	10-Q	000-31089	10.32	02/13/2002

99.4	Form of Notice of Grant of Stock Settled Appreciation Right under the 2002 Plan	S-8	333-151236	4.5	05/29/08

99.5	Form of Restricted Stock Unit Agreement for US Employees under the 2002 Plan	S-8	333-151236	4.6	05/29/08

99.6	Form of Restricted Stock Unit Agreement for UK Employees under the 2002 Plan	S-8	333-151236	4.7	05/29/08